4Q14 BioMarin Pharmaceutical Inc. Exhibit 99.1

Safe Harbor Statement
This non-confidential presentation contains ‘forward-looking statements’ about the business prospects of BioMarin Pharmaceutical
Inc., including potential future products in different areas of therapeutic research and development. Results may differ materially depending on the progress of BioMarin’s product programs, actions of regulatory authorities, availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin’s filings with the Securities and Exchange
Commission such as 10-Q, 10-K and 8-K reports.

Additional Information
The offer by BioMarin to purchase ordinary shares of Prosensa Holding N.V. (“Prosensa”) contemplated by the Purchase
Agreement, dated November 23, 2014, between BioMarin, Prosensa and BioMarin Falcons B.V. (the “Offer”) has not yet
commenced.  This communication is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of
Prosensa or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange
Commission (the “SEC”). Thereafter, Prosensa will file a solicitation/recommendation statement on 14D-9 with the SEC. The offer to purchase ordinary shares of Prosensa will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.
INVESTORS AND SECURITY HOLDERS OF PROSENSA ARE URGED TO READ BOTH THE SCHEDULE TO (AND THE INCLUDED OFFER TO
PURCHASE) AND THE SOLICITATION/ RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, AND
OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH
RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TERMS OF THE OFFER,
THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO.
The tender offer statement will be filed with the SEC by BioMarin and the solicitation/recommendation statement will be filed with the SEC by Prosensa. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the
information agent for the tender offer that will be named in the tender offer statement.

BioMarin is the Industry Leader In Orphan Drugs
2014 Year-to-date: Strong Growth Across the Organization
Approved Products to Drive $1B+ in Revenues in Next 2-3 Years
Potentially Pivotal data for PEG PAL, BMN 701 and BMN 190 in 2015
5 Marketed Products to Generate $700M-$710M in 2014 Revenues*
5 Potential Products Currently in the Clinic
* Increased from prior range of $650M-$680M in 1Q14

“Orphan” Diseases Represent a Large Unmet Need
• Orphan Drug Act in US (1983) provides incentives for research and development
• Orphan drugs can receive rapid approval and high levels of reimbursement
Medical Advances Create Opportunities for Orphan Drugs
1 NIH and EORDIS
Many rare diseases
•
Collectively rare diseases impact tens of millions of people in the U.S. alone
• ~ 7K rare diseases
1
; 250+ new rare diseases discovered per annum
•
Innovative and effective products for Orphan diseases have pricing leverage
Supportive regulatory environment and incentives
Flexible pricing for certain therapies

BIOMARIN

ALDURAZYME
(LARONIDASE)
Naglazyme
(GALSULFASE)
KUVAN
(sapropterin dihydrochloride) Tablets
VIMIZIM
(elosulfase alfa)

5 Years /$300M
IND Filing (or Equivalent) 5 years
5 Years/$102M
3 Years/$59M
5 Years/$100M
Efficient Product Development Track Record
IND to Approval is Less than Half the Industry Average
Time to Approval
10 years

Core Commercial Products Expected to Continue Growing
(revenues in millions)
$305 -
$320
$65-
$70
$26
$84
$122
$297
$325
$376
$441
$501
$549
$700 -$710
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
Outlook
VIMIZIM
Naglazyme
Kuvan
Aldurazyme + Other
$190 -
$200
History of Strong Revenue Growth

4Q14
BMN 190:
Batten Disease
Phase 1/2
enrollment
complete
2Q15
BMN 111:
Phase 2 data in
Achondroplasia
1H15
BMN 701:
Pompe
Disease
enrollment
complete
4Q15
PEG PAL
(BMN 165):
Phase 3 data in PKU
2015: Advancement across the Development Portfolio
2H15
talazoparib
(BMN 673):
PARP inhibitor for mBC
Phase 3 enrollment
complete
Mid 2015
BMN 250:
MPS IIIB
IND filing
1Q15
BMN 270:
Hemophilia A
IND filing
1Q15 2Q15 3Q15 4Q15 4Q14
4Q15
BMN 190:
Phase 1/2 data in
Batten Disease

Patient Starts Robust Since Recent Approvals
•
Patients on commercial therapy in 15 countries, as of
September 30, 2014
•
On track to achieve FY 2014 Guidance of $65 - $70M
Over 1,600 patients identified/3,000 WW (est.)
Leveraging the Naglazyme Experience
•
Source of most of currently identified patients
•
Expected to prescribe and infuse VIMIZIM
Peak VIMIZIM Sales Expected to Drive Profitability
Patient Distribution
* BioMarin estimates
5%
20%
30%
45%
APAC
EUMEA
Latin America
North America
VIMIZIM: Our Next Successful Commercial Brand

Leveraging our Worldwide Commercial Infrastructure Presence in 50 countries with 190+ FTEs 10

VIMIZIM Approved in the U.S. and E.U. to Treat MPS IV
Patient Starts Robust Since Recent Approvals
FDA Approval on February 14; E.C. on April 28
Commercial roll-out considerations
• FY 2014 Guidance of $65 - $70M
• Reimbursement approval timing variable by market
• Named patient sales open in France under ATU approval
• U.S. and E.U. approval enables launch of named patient sales programs in other regions
• Key is number of patient starts
Leveraging our Naglazyme experience and reach
• More patients seeking VIMIZIM in the U.S. than patients currently on commercial Naglazyme in the U.S.

Phenylketonuria (PKU)
Represents a Significant Unmet Medical Need
PKU Summary
• Inherited metabolic disorder caused by deficiency of the phenylalanine hydroxylase (PAH)
enzyme
• PAH is required for the breakdown of the amino acid phenylalanine (Phe) into tyrosine
• Elevated Phe levels are toxic to the brain
• Primary treatment includes highly restrictive diet and nutritional supplementation
• ~ 50,000 patients in the developed world; diagnosed through newborn screening
Kuvan
®
(sapropterin dihydrochloride)
Oral, small molecule (6R-
BH4) co-factor for PAH
For BH4-responsive PKU
patients
Powder for oral solution
recently approved
PEG-PAL
(phenylalanine ammonia lyase)
Enzyme substitution therapy
Targeted for patients with PKU
age 16 and older with elevated
Phe levels

BIOMARIN

© American College of Medical Genetics and Genomics

ACMG PRACTICE GUIDELINES | Genetics inMedicine

Phenylalanine hydroxylase deficiency: diagnosis and management guideline

Jerry Vockley, MD, PhD[1,2], Hans C. Andersson, MD[3], Kevin M. Antshel, PhD[4], Nancy E. Braverman, MD[5], Barbara K. Burton, MD[6], Dianne M. Frazier, PhD, MPH[7], John Mitchell, MD[5], Wendy E. Smith, MD[8], Barry H. Thompson, MD[9] and Susan A. Berry, MD[10]; For the American College of Medical Genetics and Genomics Therapeutic Committee

Guideline highlights:
• Treatment of PKU should be life long
• Treatment should include pharmacotherapy
• Every PKU patient should be offered a trial of Kuvan
• Encourages medical insurance to provide coverage for both medications and medical foods regardless of age
Treatment Guidelines for PKU Just Published
Beneficial to BioMarin PKU Franchise

14 14
PEG PAL Market Opportunity is Adult PKU Patients
Average Price for Adult Patients on Kuvan $180K/yr
*BioMarin estimates
~ 10,000*
Total U.S. PKU Patients >18
years old
~ 850
Currently on
Kuvan
~ 6,000
Not in clinic
~ 1,500
in PKU clinic
~ 1,850
in BMRN
data base
~ 9,150
not on Kuvan

BIOMARIN

Mean±SEM
n=22-24
Phe (µmol/L)
Dose (mg/week)
Week
Phe
Dose
1200
1000
800
600
400
200
0
400
350
300
250
200
150
100
50
0
0
4
8
12
16
20
24

15 PEG PAL Meaningfully Reduces Phe Levels in Patients Approximately 50% Reduction within 24 weeks in Most Recent Phase 2 Study With No Diet Restrictions

16 PEG PAL Pre-filled Syringe For Self Administration Plunger Finger flange Needle safety guard Better Compliance and Easier to Use

PEG PAL Approval Plan
Pivotal Study Underway; Data 4Q15
301 Open Label Study
302 Pivotal Study
Endpoints
• Targets fast responders for pivotal study enrollment
• Open-label, multi-center study to access safety and tolerability of PEG
PAL by naïve adult PKU patients
• Requires pre-specified reduction in blood Phe for entry
• Double-blind, placebo controlled, randomized discontinuation study to evaluate the efficacy and safety of PEG PAL by adults with PKU
• N=120
• Primary endpoint:  Phe lowering
• Secondary endpoint: neurocognitive benefit (features of inattention)

PARP Inhibitor Talazoparib (BMN 673)
100x More Efficient at Trapping PARP-DNA Complexes*
Phase 1/2
gBRCA Breast Cancer
• RECIST response rate currently 50% (7/14) patients on Phase 3 dose of 1mg/day
• Median PFS is estimated to be 31 weeks
• Median duration of response is currently estimated to be 40.3 weeks, with 8 patients still on therapy as of SABC 2013
gBRCA Ovarian Cancer
• RECIST response rate currently 44% (11/25) patients on Phase 3 dose of 1mg/day
Small Cell Lung Cancer
• 2 patients have had partial responses on Phase 3 dose of 1mg/day
• Expansion phase target enrollment is 22 patients
* by Drs. Yves Pommier,  Junko Murai, Shar-yin N. Huang, Amèlie Renaud, et al.,
“Stereospecific PARP trapping by BMN 673 and comparison with olaparib and rucaparib”,
Molecular Cancer Therapeutics; Published Online First December 19, 2013; doi:10.1158/1535-7163.MCT-13-0803

Talazoparib: Phase 3 Trial Underway
Enrolling metastatic breast cancer, gBRCA mutation carriers
• Two or fewer lines of prior chemotherapy in metastatic setting
• Myriad Genetics’
BRCAnalysis
® test being used to select patients
Study Design:
Two arms
• 1 mg talazoparib once daily
• Physician’s choice of capecitabine, gemcitabine, eribulin, or vinorelbine
n = 430, 2:1 randomization
• Powered for a 0.67 hazard ratio to improve median PFS from 16 weeks in the control arm to 24 weeks in the drug arm
Primary endpoint: Progression-free survival
Secondary endpoint: Overall survival
Enrollment Target: Complete enrollment in 2H15

Talazoparib Opportunities for Program Expansion
Broadening Breast Cancer Program
• Neoadjuvant setting
Patients Beyond BRCA
• Homologous recombination repair defects (HRD)
• Research Collaboration with Myriad Genetics
Other Tumor Types
• SCLC – Ph 1/2  data is preliminary, but encouraging
• Ovarian – Ph 1/2 data supports Phase 3 program
Talazoparib in Combination

BIOMARIN

Cytoplasm
Glycogen
Autophagosome
UDP-Glucose
UDP
Glycogen
Glucose-1-P
Glucose-6-P
Glucose
Pyruvate
Lactate
Fusion
Lysosome
Pompe disease
GAA
Glycogen
Glucose
Nucleus

BMN 701 for Late Onset Pompe Disease
Current Marketed Therapies Have Limited Efficacy
Pompe Disease
Market
Standard of Care
• Caused by a deficiency of acid alfa glucosidase (GAA)
• GAA breaks down glycogen (stored glucose)
• Glycogen accumulates in muscles due to low/absent GAA in Pompe
• Respiratory muscle weakness causes respiratory impairment, leading cause of mortality and morbidity
• 3,000 to 6,000 patients in the developed world
• Myozyme/Lumizyme generating ~ $700M
in global sales
• Suboptimal uptake into the cells
• Unmet medical need remains

Compelling Clinical Activity Seen in Phase 1/2 Study
Clinical Activity of BMN 701 Demonstrated in Prior Phase 1/2 Study
POM-001, n = 16 (20 mg/kg cohort)
Respiratory muscle strength 6MWT
• High responders:  3 out of 16
patients demonstrated >75 m
increase in 6MWT over
baseline (18.8%)
• Mean increase of 22.3 m in
6MWT over baseline
22
0
5
10
15
20
25
30
Baseline Week 24
1007
1008
1009
1010
1011
1012
1013
1014
1015
1016
1017

BMN-701 Phase 2/3 Trial Patients
• Single-arm Phase 2/3 switching trial in late-onset Pompe patients previously treated with alglucosidase alfa
• Primary endpoint: MIP
Next Steps
MIP and MEP
• ~ 55%-79% of adults with Pompe disease demonstrate respiratory impairment
1
• Annually, patients average decreases in MIP of 3.2% points (p=0.018) and MEP of 3.8%
points (p=0.01)
2
• 45% of patients in the Pompe registry require respiratory support
3
• ~ 8% increase in likelihood of ventilation following diagnosis
4
(
1
Schuller et al 2011, van der Beek 2011;
2
van der Beek 2011;
3
Byrne et al 2011;
4
Toscano/Schoser 2012)
Study Designed to Assess Respiratory Muscle Strength

BMN 111 for Achondroplasia
Analog of C-type natriuretic peptide; positive regulator of bone growth
Achondroplasia
Phase 1 Findings
Phase 2 Plans
• Most common form of dwarfism
• Autosomal dominant activating mutation in the fibroblast growth factor receptor 3 (FGFR3)
• 18K - 24K patients in the U.S./EU, estimated addressable market ~ 25%
• Generally well-tolerated, all AEs were of mild severity
• Systemic exposure similar at doses observed to cause growth in healthy and disease model animals
• Global Phase 2 study in children 5-12 years old has begun

BMN 111 for Achondroplasia
Phase 2 Study Initiated
Cohort 1:  2.5µg/kg  8 patients for 6 months
1
111-901 subjects roll into 111-202 cohorts after completion of 6-months of baseline growth velocity data
Cohort 2:  7.5µg/kg  8 patients for 6 months
Cohort 3:  15µg/kg  8 patients for 6 months
Open Label
Extension
Safety
Study
Baseline
Growth
Natural
History
Study
1
Phase 2 BMN 111-202 BMN 111-901
BMN 111-203

• Enzyme replacement therapy
• Treats neurological symptoms by delivering the TPP1 enzyme centrally via ICV
• Enzyme widely distributes in central nervous system
BMN 190 for Late Infantile CLN2 Batten Disease
Potential Rapid Development Path for a Devastating Childhood Disease
Batten Disease
BMN 190
• Autosomal recessive disease caused by mutations in the CLN2 gene
• Disease onset ages 2-4, death by ages 8-12
• Cognitive impairment, visual failure, seizures, and deteriorating motor development, leading to a vegetative state
• ~ 400-600 cases worldwide
Phase 1/2
• Initiated Phase 1/2 in 3Q13
• All patients receive active treatment every two weeks via 2-4 hour infusion
• Potential for rapid approval filing – single study may be sufficient if data is compelling

27
BMN 250 for MPS IIIB (Sanfilippo B syndrome) – NAGLU-IGF2
MPS IIIB
BMN 250
Next Steps
• Lysosomal storage disease, caused by a deficiency in the enzyme alpha-N-
acetylglucosaminidase (NAGLU)
• Symptoms appear between ages 2-6 years and include behavior disorders, intellectual deterioration, sleep disorders, mild dysmorphism; death typically occurs between 30-40 years
• Estimated 1,000-2,000 patients in developed world
• Complete IND-enabling studies
• IND filing and initiation of Phase 1/2  trial in mid-2015
• Enzyme replacement therapy using recombinant NAGLU with GILT tag
• Delivered directly to the brain
• Leverages BioMarin know-how and established IP

IND Candidate Announced 1Q14

BIOMARIN

NAGLU Activity [nmoles 4-MU]

| |
|---|
| |
| |
| |

rhNAGLU-IGF2 is Effectively Taken up by MPS IIIB fibroblasts via
Glycosylation Independent Lysosomal Targeting (GILT) Pathway
K
uptake
[nM]
rhNAGLU-IGF2
5.4 ±
0.94
rhNAGLU No uptake
rhNAGLU-IGF2 = recombinant human alpha-N-acetylglucosaminidase fusion protein with insulin-like growth factor 2
BMN 250 Effectively Taken Up in MPS IIIB Fibroblasts
0
0.05
0.1
0.15
0.2
0.25
0 10 20 30 40 50
NAGLU Protein [nM]
Cell uptake of rhNAGLU-IGF2

Potential Gene Therapy Solution for Hemophilia A
BMN 270 for Hemophilia A -- AAV Factor VIII Vector
Hemophilia A
Standard of Care
Next Steps
• Hereditary disease resulting from a deficiency of clotting factor VIII
• Severe hemophilia is a progressive disease
• 90,000 patients in BioMarin commercial territories
• For the 60% of severe patients, prophylactic regimen of factor VIII replacement therapy consisting of intravenous infusions 3x/week
• Many receiving replacement therapy still have bleeding events and debilitating joint damage
• Complete IND-enabling studies in 2014
• IND filing and initiate Phase 1/2  trial in 1Q15

BIOMARIN

Relative GC (pg/rxn)
Relative RNA (pg/rxn)
hFVIII (ng/ml)
Corrected activity IU/ml)

DNA RNA Protein Activity
AAV
FVIII #2
Vehicle
AAV
FVIII #2
Vehicle
AAV FVIII
#2
Vehicle
AAV
FVIII #2
Vehicle
Assessment in Liver Tissue in
Factor VIII Deficient Mice
Assessment in Plasma in
Factor VIII Deficient Mice
BMN 270 Restores Factor VIII Plasma Concentration to Levels Projected to be
Adequate for Normal Clotting in Humans
Findings:
Vector DNA delivered successfully to the liver
DNA is transcriptionally active - human Factor VIII RNA is detected in the liver tissue
Human Factor VIII protein can be detected at near normal levels in the plasma
Factor VIII clotting action is detected at near normal levels
Normal levels
0.0
0.2
0.4
0.6
0.8
0
50
100
150
200
250
0.0
0.5
1.0
1.5
2.0
0.0
0.4
0.8
1.2
1.6
Next IND: FVIII Gene Therapy for Hemophilia A

Manufacturing Capabilities with Room to Grow
• Novato facility meets projected commercial needs through at least 2017 for
Aldurazyme, Naglazyme, Vimizim and PEG-PAL
• Shanbally, Ireland facility acquired in 2011
• Build-out has begun to support Vimizim peak demand and additional products

2014: Updated Financial Guidance
Revenue Guidance
($ in millions)
Provided Updated
Item August 26, 2014 October 23, 2014
Total BioMarin Revenues $680 to $700 $700 to $710
Naglazyme Net Product Revenue $305 to $320 Unchanged
Kuvan Net Product Revenue $180 to $200   $190 to $200
VIMIZIM $60 to $70 $65 to $70
Selected Income Statement Guidance
($ in millions, except percentages)
Provided Updated
Item August 26, 2014 October 23, 2014
Cost of Sales (% of Total Revenue) 16.5% to 17.5% Unchanged
R&D Expense $460 to $480 $455 to $470
SG&A Expense $280 to $295 Unchanged
Non-GAAP Net Loss $(60) to $(80) $(50) to $(65)
GAAP Net Loss $(180) to $(195) $(160) to $(175)

Multiple Value-Drivers Across the Portfolio
Approved Products to Drive $1B+ in Revenues in Next 2-3 Years
Pivotal Data for PEG PAL, BMN 701 and BMN 190 Expected by 4Q15
Early Data Expected for BMN 111 and BMN 270 by 4Q15
Development Portfolio of 7 New Potential Products
BioMarin is the Industry Leader in Orphan Drug Development
2014: On a Path Toward Profitability

PEG PAL (BMN 165)
for PKU
Results from Pivotal Phase 3 4Q 2015
Submission of BLA to the FDA 1Q 2016
Talazoparib (BMN 673)
for mBC
Enrollment completion of Phase 3 2H 2015
BMN 701
for Pompe
Enrollment completion of Phase 2/3 trial 1H 2015
BMN 111 for
Achondroplasia
Data on first 3 cohorts in Phase 2 trial
2Q 2015
BMN 190
for Batten Disease
Enrollment completion of Phase 1/2 trial 4Q 2014
Results from Phase 1/2 trial 2H 2015
BMN 270
for Hemophilia A
IND/CTA filing 1Q 2015
BMN 250
for MPS IIIB
IND/CTA filing Mid-2015
Multiple Portfolio Events in 2014 and 2015

35 THANK YOU